EXHIBIT 10.23

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is dated as of December 11, 2012 by and among General Marketing Solutions, Inc., a California corporation (“GMS”), and SearchCore, Inc., a Nevada corporation, the sole shareholder of GMS (“SearchCore” and, together with GMS, the “Selling Parties”), on the one hand, and RJM BV, a Dutch corporation (“RJM”), on the other hand.  Each of the Selling Parties and RJM shall be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, GMS is the owner, operator and administrator of the assets as listed in Exhibit A (the “Assets”);

WHEREAS, SearchCore and RJM are parties to that certain Agreement and Plan of Reorganization (the “Reorganization Agreement”) of even date herewith, whereby SearchCore will see to RJM all of the equity interests in WeedMaps Media, Inc. (“WeedMaps”);

WHEREAS, in addition to the other consideration set forth in the Reorganization Agreement, the Parties have agreed to enter into this Agreement for the sale of the Assets to RJM;

WHEREAS, the Selling Parties desire to sell, transfer and assign to RJM and RJM desires to purchase and acquire from the Selling Parties, the Assets according to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereby agree as follows:

ARTICLE 1
PURCHASE AND SALE OF THE ASSETS

1.1           Purchase and Sale of Assets.  For the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Selling Parties hereby sell, transfer, assign and deliver to RJM, free and clear of any liens or encumbrances of any kind which have been created or granted by the Selling Parties, all of the Selling Parties’ right, title and interest in the Assets, whether now existing or hereafter acquired.

1.2           Assumption of Liabilities.  RJM will not assume any obligations of the Selling Parties related to the Assets.

1.3           Closing; Conditions to Closing.  The Closing (the “Closing”) shall take place at the offices of SearchCore, 1300 Dove Street, Suite 100, Newport Beach, CA 92660, on December 31, 2012, or at such other place, date and time as the Parties may agree in writing (the “Closing Date”), and will be subject to the following conditions, which much be satisfied at or prior to the Closing unless otherwise specified:

1.3.1
The Selling Parties and RJM will execute an Assignment, in the form attached hereto as Exhibit B, for each of the contracts listed in Exhibit A and identified thereon as to be assigned, which shall be executed by each obligated party thereto.

1.3.2	GMS will deliver to RJM a fully executed copy of the Directors and Shareholders Resolutions approving the transactions contemplated by this Agreement, in the form attached hereto as Exhibits C and D.

1.3.3	SearchCore will deliver to RJM a fully executed copy of the Directors Resolution approving the transactions contemplated by this Agreement, in the form attached hereto as Exhibit E.

1.3.4	The Selling Parties and RJM will execute an Assignment of Domain Names, a copy of which is attached hereto as Exhibit F.

1.3.5	RJM will deliver to the Selling Parties a fully executed copy of the Directors Resolution approving the transactions contemplated by this Agreement, in the form attached hereto as Exhibit G.

1.3.6	The Selling Parties will deliver to RJM a fully executed copy of the Bill of Sale for the transactions contemplated by the Agreement, in the form attached hereto as Exhibit H.

1.4           Post Closing Activities.  At any time after the Closing Date, upon either party’s written request and without further consideration, the other party shall take such other actions as the requesting party may reasonably deem necessary or desirable in order to consummate the terms of, obligations under and transactions contemplated by, this Agreement.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

2.1           Authority.  The Selling Parties and RJM each represent to the other that it has the right to enter into this Agreement and has the ability to perform its obligations hereunder, including the assignment, transfer and delivery by the Selling Parties, and purchase by RJM, of the Assets hereunder.  The Selling Parities and RJM are both duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

2.2           “As Is” “Where Is”.  RJM has received all of the information and documentation it requires in connection with the Assets and, except as expressly provided herein, is acquiring its interest in the Assets in an “as is” “where is” condition.

2.3           No Other Representations.  Except as expressly set forth in this Agreement, neither party makes any further representations or warranties concerning the subject matter contained herein.

2.4           Survival.  Each of the representations, warranties and agreements of each of RJM and the Selling Parties contained in this Agreement shall survive the Closing Date.

ARTICLE 3
MISCELLANEOUS

3.1            Assignment.  Neither this Agreement nor any interest hereunder will be assignable in part or in whole by either party without the prior written consent of the non-assigning party, which consent will not be unreasonably withheld, conditioned or delayed.

3.2           Governing Law and Venue.  This Agreement is executed pursuant to and shall be interpreted and governed for all purposes under the laws of the State of California.  Any cause of action brought to enforce any provision of this Agreement shall be brought in Orange County, California.  If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.  This Agreement shall supersede any previous agreements, written or oral, expressed or implied, between the parties relating to the subject matter hereof.

3.3           Dispute Resolution.  In the event of any controversy, dispute or claim arising out of or related to this Agreement or the breach thereof, RJM and the Selling Parties agree to meet and confer in good faith to attempt to resolve the controversy, dispute or claim without an adversary proceeding.  If the controversy, dispute or claim is not resolved to the mutual satisfaction of RJM and the Selling Parties within ten (10) business days of notice of the controversy, dispute or claim, RJM and the Selling Parties agree to waive their rights, if any, to a jury trial, and to submit the controversy, dispute or claim to a retired judge or justice for binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  RJM and the Selling Parties agree that the only proper venue for the submission of claims shall be Orange County, California.  Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.  Any dispute resolution proceedings contemplated by this provision shall be as confidential and private as permitted by law.

3.4            Notices.  Any notice, request, demand, or other communication given pursuant to the terms of this Agreement shall be deemed given upon delivery, and may only be delivered or sent via hand delivery, facsimile, or by overnight courier, correctly addressed to the addresses of the parties indicated below or at such other address as such party shall in writing have advised the other party.

If to RJM:	RJM BV ________________________________ ________________________________ ________________________________ Attn: ________________________________ Email:________________________________

If to the Selling Parties:	c/o SearchCore, Inc. 1300 Dove Street Newport Beach, CA 92660 Email: jpakulis@searchcore.com

With a copy to:	The Lebrecht Group, APLC 406 W South Jordan Parkway, Suite 160 South Jordan, UT 84095 Facsimile: (801) 983-4958 Attn: Brian A. Lebrecht, Esq.

3.5           Amendment.  No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each party.

3.6           Waiver.  No provision of this Agreement will be waived by any act, omission or knowledge of a party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving party.

3.7           Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under the applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

3.8           Attorneys’ Fees.  In the event that any suit, arbitration, legal action, proceeding or dispute between the parties arises in connection with this Agreement, the prevailing party shall be entitled to recover all expenses, costs and fees, including reasonable attorney’s fees, actually incurred in association with such action.

3.9           Entire Agreement.  This Agreement, including all exhibits, is the complete, final and exclusive understanding and agreement of the parties and cancels and supersedes any and all prior negotiations, correspondence and agreements, whether oral or written, between the parties respecting the subject matter of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written hereinabove.

“GMS”	“RJM”

General Marketing Solutions, Inc.,	RJM BV,
a California corporation	a Dutch corporation

/s/ James Pakulis	/s/ Mario Lap
By: James Pakulis	By: Mario Lap
Its: President	Its: President

“SearchCore”

SearchCore, Inc.,
a Nevada corporation

/s/ James Pakulis
By: James Pakulis
Its: President and Chief Executive Officer

Exhibits:

A – B – C – D – E – F – G – H –
Assets
Assignment
GMS Unanimous Written Consent of Directors
GMS Unanimous Written Consent of Shareholders
SearchCore Unanimous Written Consent of Directors
Assignment of Domain Names
RJM Unanimous Written Consent of Directors
Bill of Sale

Exhibit A

Assets

1.             Domain Names.

safeaccessmd.com
cannabiscare.com
420doctornet.com
vaporcenters.com
vaporizercenters.com
dispensarycenters.com
cannabiscareercenters.com
medicalcannabisexpo.net
mjcenters.com
patientverifications.com
8006100420.com

2.             Cannabis-related domain names in which Selling Parties has an equity or financial interest.

weedcab.com (10%)
medicalmarijuana.net (50% revenue share deal in the works)

3.            Other Assets.

A.           Safeaccess MD software.
B.           List of clients of Safeaccess MD software.
C.           All rights to Seller’s Salesforce.com software license.
D.           Patient Verification software implemented on patientverifications.com
E.           Client list for all patient verification accounts.
F.           All rights to Seller’s Salesforce.com software license.
G.           CannabisCenters.com state specific printed patient guides

[continued]

4.             Contracts to be Assigned.

Marijuana Medicine Evaluation Centers
420Medicard
Compassionate Health Options
Alternative Medicine Consultants
Bakersfield 420Evaluations
Long Beach 420 Evaluations
Cannamed
Colorado Medical Marijuana Evaluations
Michican Medical Marijuana Certification Centers
Medical Marijuana Evaluations of New Mexico
Medical Marijuana Evaluations of California
Total Health Care
SFB-THC
THC-MI
Pasadena Medical Evaluations
Serenity Medical Evaluations
Dr. Weiss- Michigan

Exhibit B

Assignment

Exhibit C

GMS Unanimous Written Consent of Directors

Exhibit D

GMS Unanimous Written Consent of Shareholders

Exhibit E

SearchCore Unanimous Written Consent of Directors

Exhibit F

Assignment of Domain Names

Exhibit G

RJM Unanimous Written Consent of Directors

Exhibit H

Bill of Sale